UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2014

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada

000-52784

98-0507522

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

2665 S. Bayshore Drive, Suite 450, Miami, Florida  33133

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 7.01

REGULATION FD DISCLOSURE

The  information contained herein  includes  a  press  release  attached  as Exhibit  99.1,  which  is  incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD.

Such information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities

Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Abakan Inc.’s (the “Company”) filings under the

Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings,

except to the extent expressly set forth by specific reference in such filing.

_____________________________________________________________________________________

ITEM 8.01

OTHER EVENTS

_____________________________________________________________________________________

On August 19, 2014, the Company’s board of directors, determined to initiate a private placement of up to eighteen million seven hundred and fifty thousand (18,750,000) shares of its restricted common stock, at a price of $0.40 a share, for anticipated gross proceeds of seven million five hundred thousand dollars

($7,500,000), to support ongoing operations, retire outstanding debt and bolster product development.

The prospective private placement is expected to close on September 15, 2014.

The Company does not expect to pay any commission in connection with this prospective placement.

______________________________________________________________________________

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is included as part of this Current Report:

Exhibit No.

Description

99.1

Abakan Inc. press release dated August 20, 2014

___________________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc.

Date

By: /s/ Robert H. Miller

August 20, 2014

Name: Robert H. Miller

Title: Chief Executive Officer